Exhibit 99.1

UNION PACIFIC REPORTS RECORD FIRST QUARTER

FOR IMMEDIATE RELEASE

First Quarter Records

•	Diluted earnings per share improved 28 percent to $1.29.

•	Operating revenues totaled $4.5 billion, up 13%.

•	Operating income totaled $1.1 billion, up 15 percent.

•	Net income increased 24 percent to $639 million.

•	Operating ratio was 74.7 percent, 0.4 points of improvement.

•	Customer Satisfaction Index improved four points to 91, an all-time quarterly record.

Omaha, Neb., April 20, 2011 – Union Pacific Corporation (NYSE: UNP) today reported 2011 first quarter net income of $639 million, or $1.29 per diluted share, compared to $516 million, or $1.01 per diluted share, in the first quarter 2010.

“We’ve started off strong in 2011 by achieving record results in the first quarter,” said Jim Young, Union Pacific chairman and chief executive officer. “We saw volume growth in all commodities and effectively leveraged that growth by running a safe and efficient network despite spiking fuel prices and winter weather challenges across most of the nation’s rail network. These efforts produced a best-ever first quarter operating ratio and record cash from operations.”

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First Quarter Summary

First quarter business volumes, as measured by total revenue carloads, grew 5 percent versus 2010. All six Union Pacific business groups reported volume growth for the fourth consecutive quarter, with particularly strong growth in shipments of chemical and industrial products. Quarterly operating revenue increased 13 percent in the first quarter 2011 to $4.5 billion versus $4.0 billion in the first quarter 2010. In addition:

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Each of Union Pacific’s six business groups reported freight revenue growth in the first quarter. Strong volume growth, core pricing gains, and increased fuel cost recoveries contributed to the increase.

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Union Pacific’s operating ratio of 74.7 percent was a first-quarter best, 0.4 points better than the previous first-quarter record set in 2010. Volume growth, improved operating efficiency, and quarterly pricing gains all contributed to this record performance. The impact of higher fuel prices and the lag in fuel surcharge recoveries negatively impacted operating ratio and earnings by 2.4 points and $0.08 per share, respectively.

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Quarterly diesel fuel prices increased 33 percent from an average of $2.16 per gallon in the first quarter 2010 to an average of $2.88 per gallon in the first quarter 2011, our third highest quarterly fuel price on record.

•	The Customer Satisfaction Index of 91 set a new all-time quarterly best record and was four points better than the first quarter 2010.

•	Quarterly train speed, as reported to the Association of American Railroads, was 26.1 mph, flat versus first quarter 2010 velocity.

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The Company repurchased 2.6 million shares in the first quarter 2011 at an average share price of $94.10 and an aggregate cost of approximately $248 million. As of April 1, the Company had authorization to repurchase up to 40 million shares of stock.

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Summary of First Quarter Freight Revenues

•	Industrial Products up 15 percent.

•	Intermodal up 15 percent.

•	Chemicals up 13 percent.

•	Energy up 13 percent.

•	Automotive up 12 percent.

•	Agricultural up 11 percent.

2011 Outlook

“The economy is showing signs of continued, gradual improvement, and we’re optimistic about the growth opportunities ahead,” said Young. “As business volumes improve, we remain focused on the safety, service and operating initiatives that drive value for our customers and strong returns for our shareholders.”

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to economic conditions and its growth opportunities; and its ability to provide value to customers and returns to shareholders through various operating initiatives. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2010, which was filed with the SEC on February 4, 2011. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts,	1st Quarter
For the Periods Ended March 31,	2011	2010	%
Operating Revenues
Freight revenues	$4,248	$3,755	13%
Other revenues	242	210	15
Total operating revenues	4,490	3,965	13

Operating Expenses
Compensation and benefits	1,167	1,059	10
Fuel	826	583	42
Purchased services and materials	475	432	10
Depreciation	395	367	8
Equipment and other rents	302	290	4
Other	188	246	(24)
Total operating expenses	3,353	2,977	13

Operating Income	1,137	988	15
Other income	15	1	F
Interest expense	(141)	(155)	(9)
Income before income taxes	1,011	834	21
Income taxes	(372)	(318)	17
Net Income	$639	$516	24%

Share and Per Share
Earnings per share - basic	$1.31	$1.02	28%
Earnings per share - diluted	$1.29	$1.01	28
Weighted average number of shares - basic	489.6	504.5	(3)
Weighted average number of shares - diluted	494.1	508.7	(3)
Dividends declared per share	$0.38	$0.27	41

Operating Ratio	74.7%	75.1%	(0.4	)pts
Effective Tax Rate	36.8%	38.1%	(1.3	)pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2011	2010	%
Freight Revenues (Millions)
Agricultural	$807	$730	11%
Automotive	342	305	12
Chemicals	664	587	13
Energy	952	844	13
Industrial Products	690	598	15
Intermodal	793	691	15
Total	$4,248	$3,755	13%

Revenue Carloads (Thousands)
Agricultural	238	228	4%
Automotive	157	151	4
Chemicals	223	203	10
Energy	538	516	4
Industrial Products	263	242	9
Intermodal	770	742	4
Total	2,189	2,082	5%

Average Revenue per Car
Agricultural	$3,386	$3,202	6%
Automotive	2,175	2,022	8
Chemicals	2,974	2,893	3
Energy	1,770	1,636	8
Industrial Products	2,628	2,474	6
Intermodal	1,031	930	11
Average	$1,941	$1,804	8%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Mar. 31, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$1,248	$1,086
Other current assets	2,429	2,346
Investments	1,157	1,137
Net properties	38,512	38,253
Other assets	241	266
Total assets	$43,587	$43,088

Liabilities and Common Shareholders’ Equity
Debt due within one year	$180	$239
Other current liabilities	2,767	2,713
Debt due after one year	9,016	9,003
Deferred income taxes	11,788	11,557
Other long-term liabilities	1,790	1,813
Total liabilities	25,541	25,325

Total common shareholders’ equity	18,046	17,763

Total liabilities and common shareholders’ equity	$43,587	$43,088

Debt to Capital	33.8%	34.2%
Adjusted Debt to Capital*	41.7%	42.5%

*	Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ending March 31,	2011	2010
Operating Activities
Net income	$639	$516
Depreciation	395	367
Deferred income taxes	172	54
Other - net	88	(281)
Cash provided by operating activities	1,294	656

Investing Activities
Capital investments	(602)	(461)
Other - net	(55)	(34)
Cash used in investing activities	(657)	(495)

Financing Activities
Debt issued	-	400
Common shares repurchased	(248)	-
Dividends paid	(186)	(135)
Debt repaid	(87)	(531)
Other - net	46	8
Cash used in financing activities	(475)	(258)

Net Change in Cash and Cash Equivalents	162	(97)
Cash and cash equivalents at beginning of year	1,086	1,850
Cash and Cash Equivalents End of Period	$1,248	$1,753

Free Cash Flow*
Cash provided by operating activities	$1,294	$656
Receivables securitization facility **	-	400
Cash provided by operating activities adjusted for the receivables securitization facility	1,294	1,056

Cash used in investing activities	(657)	(495)
Dividends paid	(186)	(135)
Free cash flow	$451	$426

*	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

**

Effective January 1, 2010, new accounting guidance required us to account for receivables transferred under our receivables securitization facility as secured borrowings in our Condensed Consolidated Statements of Financial Position and as financing activities in our Condensed Consolidated Statements of Cash Flows. The receivables securitization facility line in the above table is included in our free cash flow calculation to adjust cash provided by operating activities as though our receivables securitization facility had been accounted for under the new accounting guidance for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2011	2010	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	235,406	223,710	5%
Employees (average)	44,045	42,130	5
GTMs (millions) per employee	5.34	5.31	1
Customer satisfaction index	91	87	4 pts

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$2.88	$2.16	33%
Fuel consumed in gallons (millions)	278	263	6
Fuel consumption rate*	1.180	1.175	-

AAR Reported Performance Measures
Average train speed (miles per hour)	26.1	26.2	- %
Average terminal dwell time (hours)	26.4	26.1	1
Average rail car inventory (thousands)	268.4	277.5	(3)

Revenue Ton-Miles (Millions)
Agricultural	22,606	22,052	3%
Automotive	3,177	3,186	-
Chemicals	14,568	13,333	9
Energy	58,270	55,578	5
Industrial Products	15,105	13,863	9
Intermodal	19,039	18,791	1
Total	132,765	126,803	5%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Mar. 31, 2011	Dec. 31, 2010
Debt (a)	$9,196	$9,242
Equity	18,046	17,763
Capital (b)	$27,242	$27,005
Debt to capital (a/b)	33.8%	34.2%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Mar. 31, 2011	Dec. 31, 2010
Debt	$9,196	$9,242
Net present value of operating leases	3,283	3,476
Unfunded pension and OPEB	421	421
Adjusted debt (a)	$12,900	$13,139
Equity	18,046	17,763
Adjusted capital (b)	$30,946	$30,902
Adjusted debt to capital (a/b)	41.7%	42.5%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 6.2% at March 31, 2011 and December 31, 2010. The lower discount rate reflects changes to interest rates and our current financing costs. Management believes this is an important measure in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.